SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of September 29, 2003, is made by and among Midwest Express Holdings, Inc., a Wisconsin corporation (the "Company"), with headquarters located at 6744 South Howell Avenue, Oak Creek, WI 53154, and the investors named on the signature pages hereto (each of whom is hereinafter referred to as the "Investor" and all of whom collectively are hereinafter referred to as the "Investors"). Capitalized terms used herein and not otherwise defined have the meanings given them in Article VIII.


                                   RECITALS:

     A. The Company and the Investors are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act.

     B. Contemporaneously with the execution and delivery of this Agreement, the Company is entering into a Securities Purchase Agreement, dated September 29, 2003 (the "Note Purchase Agreement"), by and among the Company, Midwest Airlines, Inc., a Wisconsin corporation and wholly-owned subsidiary of the Company ("Midwest"), Skyway Airlines, Inc., a Delaware corporation and wholly-owned subsidiary of Midwest, YX Properties, LLC, a Nebraska limited liability company and an indirect subsidiary of the Company, and the investors named on the signature pages to the Note Purchase Agreement (the "Note Investors"), pursuant to which the Note Investors will purchase a new series of convertible senior secured notes of the Company (together with any convertible senior secured notes issued in replacement thereof in accordance with the terms thereof, the "Notes").

     C. The Notes shall be convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock").

     D. The Investors desire, upon the terms and conditions stated in this Agreement, to purchase shares of Common Stock for an aggregate purchase price of approximately $8,000,000. The purchase price per share of the Common Stock is $4.25.

     E. At the Closing (as defined herein), the parties will execute and deliver a Registration Rights Agreement under which the Company will agree to provide to the Investors certain rights with respect to registration of the Common Stock (and the associated Rights (as defined herein)) under the Securities Act and applicable state securities laws.


                                   AGREEMENT:

     In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

                                   ARTICLE I
                        PURCHASE AND SALE OF SECURITIES

     1.1. Purchase and Sale of Securities. At the Closing, subject to the terms of this Agreement and the satisfaction or waiver of the conditions set forth in Articles VI and VII, the Company will sell to each

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Investor, and each Investor will (on a several and not a joint basis) purchase from the Company, the number of Securities (as defined herein) set forth beneath such Investor's name on the signature pages hereof.

     1.2. Payment at Closing. On the Closing Date (as defined herein), each Investor will pay the aggregate purchase price for the Securities as set forth beneath its name on the signature pages hereof, by wire transfer of immediately available funds in accordance with the written wire instructions set forth on the signature page hereto of the Company, and the Company will deliver to each Investor a certificate (bearing a restrictive legend as set forth in Section 2.8) representing the Securities so purchased by such Investor against delivery of the purchase price therefor as described above.

     1.3. Closing Date. Subject to the satisfaction or waiver of the conditions set forth in Articles VI and VII, the Closing will take place at 10:00 a.m. Central Time on a date within five (5) Business Days (as defined herein) after receipt of the Shareholder Approval referred to in Section 4.13, or at another date or time agreed upon by each of the parties to this Agreement (the "Closing Date"). The Closing will be held at the offices of the Company or at such other place as the parties agree.

     1.4. Independent Nature. The rights and obligations of each Investor under this Agreement are several and not joint with the rights and obligations of each other Investor, and an Investor shall not be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, the "Exchange Act") or in concert with respect to such obligations or the transactions contemplated hereby. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for the other Investors to be joined as an additional party in any proceeding for such purposes.

                                   ARTICLE II
                    INVESTOR'S REPRESENTATIONS AND WARRANTIES

     Each Investor represents and warrants to the Company, severally and solely with respect to itself and its purchase hereunder and not with respect to any other Investor, that:

     2.1. Investment Purpose. The Investor is purchasing the Securities for its own account and not with a view to the distribution thereof; provided, however, that by making the representation herein, the Investor reserves the right to dispose of the Securities in accordance with or pursuant to an effective registration statement or an exemption from registration under the Securities Act. The Investor understands that the Investor may be required to bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available. The Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to any third person or entity with respect to any of the Securities; provided, however, that by making the representations herein, the Investor does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

     2.2. Investor Status. The Investor is either: (i) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act; or (ii) an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or
(7) of Regulation D (referred to herein as an "institutional accredited investor"). The Investor is not registered as a broker or dealer under Section 15(a) of the Exchange Act, or a member of the National Association of Securities Dealers, Inc. If an Investor is subject to the Employee Retirement Income Security Act of 1974, as amended, and is acquiring the Securities as a fiduciary or agent for another investor's

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account, then the Investor will have sole investment and voting discretion with respect to such account and will have full power to make the acknowledgments, representations and agreements contained herein on behalf of such account.

     2.3. Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

     2.4. Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and its subsidiaries, and materials relating to the offer and sale of the Securities, that have been requested by the Investor or its advisors, if any. The Investor and its advisors, if any, have been afforded adequate opportunity to ask questions of, and receive answers from, the Company. The Investor acknowledges and understands that its investment in the Securities involves a significant degree of risk, including the risks reflected in the Company's Confidential Information Memorandum, dated August 1, 2003, delivered to each Investor (the "CIM"), and the SEC Documents (as defined herein). The foregoing representations shall not in any way amend, limit or modify the representations and warranties of the Company set forth in Article III or the Registration Rights Agreement (as defined herein) nor in any way affect the Investor's right to rely on such representations and warranties.

     2.5. Experience. If the Investor made the investment decision relating to the investment in the Securities on its own behalf, then the Investor has such knowledge and experience in financial, business and investment matters, including the airline industry and businesses and operations of companies that operate in lines of business similar to the Company, that the Investor believes it is capable of evaluating the terms and conditions, merits and risks of the transactions described herein and the investment contemplated hereby, and the Investor is familiar with the risks associated with such industry and businesses and has the ability to bear the economic risks of the investment in the Securities. If an advisor made the investment decision relating to the investment in the Securities on behalf of the Investor, then the advisor has such knowledge and experience in financial, business and investment matters, including the airline industry and businesses and operations of companies that operate in lines of business similar to the Company, that the advisor believes it is capable of evaluating the terms and conditions, merits and risks of the transactions described herein and the investment contemplated hereby, and the advisor is familiar with the risks associated with such industry and businesses and believes the Investor has the ability to bear the economic risks of the investment in the Securities.

     2.6. Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

     2.7. Transfer or Resale. The Investor understands that:

          (a) the delivery of the Securities has not been registered under the Securities Act or any applicable state securities laws, and consequently, the Investor may have to bear the risk of owning the Securities for an indefinite period of time because the Securities may not be transferred unless:

               (i) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act and such resale is made in accordance with said registration statement;

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               (ii) the Securities are sold or transferred pursuant to Rule 144 promulgated under the Securities Act ("Rule 144") and the Investor has delivered to the Company a statement certifying that the proposed sale or transfer meets the requirements of Rule 144 (which certification shall be in form and content reasonably acceptable to the Company), and, if reasonably requested by the Company, a statement describing the circumstances surrounding the proposed sale or transfer (the form and content of which shall be reasonably acceptable to the Company) and, if reasonably requested by the Company after receiving such statement describing circumstances, an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and which counsel, including internal counsel of the Investor, if applicable, shall be reasonably satisfactory to the Company) to the effect that the proposed sale or transfer meets the requirements of Rule 144 (collectively, the "144 Documentation");

               (iii) the Securities are sold or transferred to an affiliate (as defined in Rule 144) of the Investor;

               (iv) the Securities are sold or transferred in an "offshore transaction" meeting the requirements of Rule 904 of Regulation S of the Securities Act ("Rule 904") and in compliance with applicable local laws and regulations, and the Investor has delivered to the Company a statement certifying that the proposed sale or transfer meets the requirements of Rule 904 and applicable local laws and regulations (which certification shall be in form and content reasonably acceptable to the Company), and, if reasonably requested by the Company, a statement describing the circumstances surrounding the proposed sale or transfer (the form and content of which shall be reasonably acceptable to the Company) and, if reasonably requested by the Company after receiving such statement describing circumstances, an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and which counsel, including internal counsel of the Investor, if applicable, shall be reasonably satisfactory to the Company) to the effect that the proposed sale or transfer meets the requirements of Rule 904 and applicable local laws and regulations (collectively, the "904 Documentation"); or

               (v) in connection with a transfer other than in accordance with clause (i), (ii), (iii), or (iv) herein, a statement certifying that the proposed disposition may be made pursuant to an exemption from registration, which exemption is specified (which certification shall be in form and content reasonably acceptable to the Company), and, if reasonably requested by the Company, the Investor has delivered to the Company a statement describing the circumstances surrounding the proposed disposition (the form and content of which shall be reasonably acceptable to the Company), and, if reasonably requested by the Company after receiving such statement describing circumstances, an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and which counsel, including internal counsel of the Investor, if applicable, shall be reasonably satisfactory to the Company) to the effect that the proposed disposition may be made pursuant to an exemption from registration, which exemption is specified (collectively, the "Other Exemption Documentation"); and

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          (b) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 (including the holding period requirement, the volume limitations and the manner of sale restrictions, if applicable), and if Rule 144 is not applicable, then the seller (or the person through whom the sale is made) might be deemed to be an underwriter (as that term is defined in the Securities Act) under the Securities Act or the rules and regulations of the SEC thereunder; and

          (c) except as set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

     2.8. Legends. The Investor understands that the certificates representing the Securities will bear a restrictive legend in substantially the form set forth below (and a stop-transfer order may be placed against transfer of the certificates for such Securities) until (a) the Securities are sold under an effective registration statement filed under the Securities Act and such resale is made in accordance with said registration statement; (b) the Securities may be sold under Rule 144(k); (c) the Securities are sold or transferred under Rule 144 and the Investor delivers the 144 Documentation to the Company; (d) the Securities are sold or transferred in a transaction that meets the requirements of Rule 904 and complies with applicable local laws and regulations and the Investor delivers the 904 Documentation to the Company; or (e) in connection with a transfer other than in accordance with clauses (a), (b), (c) or (d), the Investor delivers the Other Exemption Documentation to the Company.

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

     The legend set forth above will be removed, and the Company will issue a certificate without the legend to the holder of any certificate upon which it is stamped, in accordance with the terms of Article V.

     2.9. Organization and Existence. To the extent indicated on the signature pages hereto, each Investor is either (i) a limited partnership duly organized and validly existing under the laws of its respective state of formation, (ii) a limited liability company duly organized and validly existing under the laws of its respective state of formation, (iii) a limited company duly organized and validly existing under the laws of the British Virgin Islands, (iv) a corporation duly organized and validly existing under the laws of its respective state of incorporation, (v) a series of a registered investment company, (vi) a trust fund whose trustee is a bank or trust company or (vii) an individual. Such Investor represents that it was not organized solely for the purpose of making an investment in the Company.

     2.10. Authorization; Enforcement. This Agreement, the Registration Rights Agreement and all other agreements, documents and instruments contemplated hereby and thereby have been duly and validly authorized, executed and delivered on behalf of the Investor and are valid and binding agreements of the Investor enforceable against Investor in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of

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creditors generally and the application of general principles of equity
(regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as the enforceability of the indemnification agreements of the Investor in the Registration Rights Agreement may be limited by federal or state securities law or public policy relating thereto.

     2.11. No Conflicts; No Violation.

          (a) The execution, delivery and performance of this Agreement by the Investor will not (i) conflict with or result in a violation of any provision of its charter documents or (ii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Investor that would have material adverse effect on the Investor's ability to perform its obligations under this Agreement or any other agreements, documents or instruments contemplated by this Agreement to which the Investor is a party.

          (b) The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency for it to execute, deliver or perform any of its obligations under this Agreement that the Investor has not obtained or filed or the failure of which to obtain or file would not have a material adverse effect on the Investor's ability to perform its obligations under this Agreement.

     2.12. Acknowledgments Regarding Placement Agent. The Investor acknowledges that Robert W. Baird & Co. Incorporated is acting as placement agent (the "Placement Agent") for the Securities being offered hereby and will be compensated by the Company for acting in such capacity. The Investor further acknowledges that the Placement Agent has acted solely as placement agent for the Company in connection with the offering of the Securities by the Company, that certain of the information and data provided to the Investor in connection with the transactions contemplated hereby, including but not necessarily limited to the information and data included in the CIM, have not been subjected to independent verification by the Placement Agent, and that the Placement Agent makes no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material. The Investor further acknowledges that the provisions of this Section 2.12 are also for the benefit of, and may also be enforced by, the Placement Agent.

     2.13. Representation. The Investor has had an opportunity to consult with an attorney in connection with the Investor's investment in the Company and its subsidiaries.

     2.14. Certain Trading Activities. Except for those positions that the Investor has disclosed to the Company in writing prior to the execution of this Agreement, the Investor has not directly or indirectly, nor has any Person (as defined herein) acting on behalf of or pursuant to any understanding with such Investor, engaged in any Short Sales (as defined below) involving the Common Stock during the thirty (30) calendar days prior to the date of this Agreement, and no open position or Short Sale exists on the date hereof in the name or on behalf of, or in conjunction with, such Investor. "Short Sales" include, without limitation, all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers having the effect of hedging the Securities purchased or investment made under this Agreement.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Subject to such matters as are disclosed in the Company's SEC Documents, the Company represents and warrants to the Investors that:

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     3.1. Organization and Qualification. The Company and its subsidiaries are duly incorporated, validly existing and in good standing under the laws of the jurisdictions in which they are incorporated, with full corporate power and authority to own, lease, use and operate their properties and to carry on their business as and where now owned, leased, used, operated and conducted. The Company and its subsidiaries are duly qualified to do business and are in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing in each such jurisdiction would not have a Material Adverse Effect (as defined herein).

     3.2. Authorization; Enforcement. (a) The Company has all requisite corporate power and authority (other than the Shareholder Approval that the Company must receive to enable it to perform its obligations at the Closing) to enter into and to perform its obligations under this Agreement, the Registration Rights Agreement and all other agreements, documents and instruments contemplated hereby and thereby, to consummate the transactions contemplated hereby and thereby and to deliver the Securities in accordance with the terms hereof; (b) the execution, delivery and performance of this Agreement, the Registration Rights Agreement and all other agreements, documents and instruments contemplated hereby and thereby by the Company and the consummation by it of the transactions contemplated hereby and thereby including without limitation the delivery of the Securities have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors or its shareholders is required (other than the Shareholder Approval that the Company must receive to enable it to perform its obligations at the Closing); (c) this Agreement, the Registration Rights Agreement and all other agreements, documents and instruments contemplated hereby and thereby have been or will be duly executed by the Company; and (d) each of this Agreement, the Registration Rights Agreement and all other agreements, documents and instruments contemplated hereby and thereby constitutes or will upon execution constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity, and except as the enforceability of the indemnification agreements of the Company in the Registration Rights Agreement may be limited by federal or state securities laws or public policy relating thereto.

     3.3. Capitalization. The capitalization of the Company is as described in the Company's SEC Documents as of the respective dates set forth therein. Other than pursuant to this Agreement and as contemplated by employee benefit plans or director plans disclosed in the Company's SEC Documents (the "Plans"), and except as disclosed in the Company's SEC Documents, the Company has not issued any capital stock since December 31, 2002. The authorized capital stock of the Company consists of (i) 25,000,000 shares of the Common Stock, of which 15,517,411 shares were issued and outstanding as of September 24, 2003 and (ii) 5,000,000 shares of preferred stock, without par value, none of which are issued and outstanding. All of such outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable (except as otherwise provided by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law). Assuming receipt of the Shareholder Approval, the Common Stock to be sold pursuant to this Agreement has been duly authorized, and when delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable (except as otherwise provided by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law), free from all taxes, liens, claims, encumbrances and charges with respect to the delivery thereof (other than those imposed through acts or omissions of an Investor). Each share of Common Stock to be sold pursuant to this Agreement will be accompanied by four-ninths of a Right, and such Rights will be validly issued in accordance with the terms of the Rights Agreement (as defined herein). Other than pursuant to this Agreement and the Rights and as contemplated by the Plans, the Note Purchase Agreement, the Company's employee equity plan being submitted for Shareholder Approval, and the warrants issued by the Company in August 2003, and except as disclosed in the Company's SEC Documents: (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments

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of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company; (iii) there are no agreements or arrangements under which the Company is obligated to register the sale of its securities under the Securities Act (except the Registration Rights Agreement); (iv) there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Notes; (vi) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (vii) the Company has no liabilities or obligations required to be disclosed in the SEC Documents that have not been so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished or made available to the Investors true, correct and complete copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock and the material rights of the holders thereof in respect thereto.

     3.4. No Conflicts; No Violation.

          (a) The execution, delivery and performance of this Agreement, the Registration Rights Agreement and all other agreements, documents and instruments contemplated hereby and thereby by the Company and the consummation by the Company of the transactions contemplated hereby and thereby including, without limitation, the delivery of the Securities will not (i) assuming receipt of Shareholder Approval, conflict with or result in a violation of any provision of the Organizational Documents (as defined herein) of the Company or any of its subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party, or (iii) assuming the accuracy of the representations of the Investors, result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or any of its subsidiaries or their respective securities are subject), applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except in the case of clause (ii) for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents except for any violations as would not, individually or in the aggregate, have a Material Adverse Effect. Neither Company nor any of its subsidiaries is in violation of any law, rule, ordinance, regulation, order, decree or judgment of any court or governmental entity which violation, individually or in the aggregate would result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its subsidiaries in default) under any agreement, indenture or instrument to which the Company is a party or by which any property or

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     assets of the Company is bound or affected, except for such defaults as would not, individually or in the aggregate, have a Material Adverse
     Effect.

     3.5. Approvals. Assuming the accuracy of the representations of the Investors, except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws and any listing agreement with any securities exchange or automated quotation system, neither the Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency for the Company to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement, in each case in accordance with the terms hereof or thereof, or sell the Securities in accordance with the terms hereof (other than the Shareholder Approval that the Company must receive to enable it to perform its obligations at the Closing). All consents, authorizations, orders, filings and registrations that the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof (other than the Shareholder Approval that the Company must receive to enable it to perform its obligations at the Closing).

     3.6. SEC Documents; Financial Statements. Since December 31, 2002, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed after December 31, 2002 and prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (including all exhibits available on the SEC's EDGAR system) incorporated by reference therein being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to each Investor, or each Investor has had access to, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as disclosed in the SEC Documents), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except
(i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). There are no unconsolidated special-purpose entities related to the Company that should be consolidated on the Company's financial statements under United States generally accepted accounting principles. Except as set forth in the financial statements included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (A) liabilities incurred in the ordinary course of business subsequent to June 30, 2003 that would not, individually or in the aggregate, have a Material Adverse Effect, (B) liabilities of which the Company has no Knowledge (as defined herein) so long as the Company would not have acquired Knowledge thereof through the exercise of reasonable diligence or (C) other liabilities that would not, individually or in the aggregate, have a Material Adverse Effect.

     3.7. Absence of Certain Changes. Except as disclosed in the SEC Documents or as set forth on Schedule 3.7, since December 31, 2002, there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     3.8. Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company, any of its subsidiaries or any of their respective officers or directors acting as such that is reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

     3.9. Intellectual Property Rights. The Company owns or possesses the licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable it to conduct its business as now operated (the "Intellectual Property"), except where the failure to possess such licenses or rights to use would not have, individually or in the aggregate, a Material Adverse Effect. There is no claim or action or proceeding pending or, to the Company's Knowledge, threatened that challenges the right of the Company with respect to any Intellectual Property.

     3.10. Tax Status. The Company and, where applicable, its subsidiaries have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which they are subject (unless and only to the extent that the Company and, where applicable, its subsidiaries have set aside on their respective books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith. To the Knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

     3.11. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances within the prior six months that would require registration under the Securities Act of the delivery of the Securities to the Investors.

     3.12. No Brokers. The Company will pay all brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby where the obligation to make such payments arises due solely and directly to action taken by the Company, and such payments will not exceed 6% of the gross proceeds to the Company from the transactions contemplated by this Agreement.

     3.13. Insurance. The Company and its subsidiaries maintain insurance of the types and in such amounts as their respective officers believe to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged.

     3.14. Environmental Laws. The Company and its subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws, regulations, orders or judgments relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply would not have, individually or in the aggregate, a Material Adverse Effect.

     3.15. Employment Matters. The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect. To the Knowledge of the Company, there are no pending investigations involving the Company or any of its subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against the Company or any of its subsidiaries. No representation question exists respecting the employees of the Company or any of its subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its subsidiaries. There are no outstanding wage claims of, or other debts owing to, employees of the Company for services performed.

     3.16. No General Solicitation. Neither the Company nor, to the Knowledge of the Company, any person acting for the Company has conducted any "general solicitation" (as such term is defined in Regulation D) with respect to any of the Common Stock being offered hereby. The Company will not distribute any offering material in connection with the sale of the Common Stock prior to the Closing Date, other than the CIM, this Agreement, the Registration Rights Agreement, the NYSE (as defined herein) Supplemental Listing Application, and the SEC Documents.

     3.17. NYSE Compliance. The Company has not, in the 12 months preceding the date hereof, received notice from the NYSE that the Company is not in compliance with the listing or maintenance requirements of the NYSE. The Company is in compliance with all such listing and maintenance requirements. Assuming the truth of the representations and warranties of each Investor and assuming receipt of the Shareholder Approval, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the NYSE. The Company has taken no action designed to effect the de-listing of the Common Stock from the NYSE.

     3.18. Compliance with the Sarbanes-Oxley Act. The Company is in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act") that are effective and is actively taking steps to ensure that it will be in material compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

     3.19. Licenses and Permits. The Company and its subsidiaries have all licenses, permits, approvals, authorizations and consents necessary to own, lease, and operate their properties and to conduct their respective businesses as currently being conducted (collectively, the "Company Permits"), except where the failure to have such permits would not have, individually or in the aggregate, a Material Adverse Effect. There is no action pending or, to the Knowledge of the Company, threatened regarding the suspension or cancellation of any of the Company Permits the suspension or cancellation of which would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except where such violation would not in the aggregate have a Material Adverse Effect.

     3.20. Investment Company Status. The Company is not and upon consummation of the sale of the Securities will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                                   ARTICLE IV
                                   COVENANTS

     4.1. Best Efforts. Each party will use its best efforts to satisfy in a timely fashion each of the conditions to be satisfied by it under Articles VI and VII of this Agreement.

     4.2. Form D; Blue Sky Laws. The Company will file a Notice of Sale of Securities on Form D with respect to the Securities, if required under Regulation D, and provide a copy thereof to each Investor promptly after such filing. The Company will take such action as it reasonably determines to be necessary, if any, to qualify the Securities for sale to the Investors under this Agreement under applicable securities (or "blue sky") laws of the states of the United States (or to obtain an exemption from such qualification), and will provide evidence of any such action so taken to the Investors on or prior to the date of the Closing. The Company will file with the SEC a Current Report on Form 8-K disclosing this Agreement and the transactions contemplated hereby within two (2) Business Days after the Closing Date.

     4.3. Reporting Status. The Common Stock and Rights are registered under
Section 12 of the Exchange Act. Throughout the Registration Period (as defined in the Registration Rights Agreement), the Company will use its best efforts to timely file all reports, schedules, exhibits, forms, statements and other documents required to be filed by it with the SEC under the reporting requirements of the Exchange Act, and the Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

     4.4. Expenses. The Company and each Investor is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, attorneys' and consultants' fees and expenses. In accordance with, and subject to, Section 3.12, the Company will pay all brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated herein.

     4.5. Financial Information. Throughout the Registration Period, the financial statements of the Company filed with the SEC will be prepared in accordance with United States generally accepted accounting principles and will fairly present in all material respects the consolidated financial position of the Company and results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     4.6. Listing. Throughout the Registration Period, but only so long as an Investor owns any of the Securities, the Company will use its reasonable best efforts to obtain and to maintain the listing and trading of its Common Stock (including the Securities) on the NYSE or the market or trading system, if any, on which shares of Common Stock are then listed or traded.

     4.7. Compliance with Law. Throughout the Registration Period, but only so long as an Investor owns any of the Securities, the Company will use its reasonable best efforts to conduct the business of the Company and its subsidiaries in compliance with laws, ordinances and regulations of any governmental entity except for violations that would not result, either individually or in the aggregate, in a Material Adverse Effect.

     4.8. No Integration. The Company will not make any offers or sales of any security (other than the Securities and the Notes) under circumstances that would cause the offering of the Securities to be integrated with any other offering of securities by the Company for purposes of any registration requirement under the Securities Act.

     4.9. Sales by Investors. Each Investor will sell any Securities sold by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. No Investor will make any sale, transfer or other disposition of the Securities in violation of federal or state securities laws.

     4.10. Use of Proceeds. The Company will use the proceeds from the sale of the Securities to repay indebtedness or for general corporate and working capital purposes. The Company will not use the proceeds from the sale of the Securities for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its direct or indirect subsidiaries) or for the repurchase, redemption or retirement of any of its capital stock.

     4.11. Press Release. In connection with the Closing, the Company will issue within one (1) Business Day after the Closing a press release that discloses in accordance with applicable law the material terms of the transactions contemplated hereby.

     4.12. Non-Public Information. The Company acknowledges that as of, and following, the Closing Date, the Company will have an obligation respecting the Investors (as with any other person) under applicable laws, rules and regulations not to selectively disclose any material, non-public information in violation of any such applicable law, rule or regulation.

     4.13. Proxy Statement. The Company shall provide each shareholder entitled to vote at the next meeting of shareholders of the Company, which shall not be later than November 30, 2003, a proxy statement soliciting each such shareholder's affirmative vote at such shareholder meeting for approval of (i) the increase in the authorized Common Stock to 50 million shares, (ii) the issuance of Common Stock upon the conversion of the Notes to be sold pursuant to the Note Purchase Agreement at the Second Closing (as defined in the Note Purchase Agreement), (iii) the issuance of certain options to employees and (iv) the transaction contemplated by this Agreement, in each case in accordance with the Articles of Incorporation and Bylaws and applicable law and the rules and regulations of the NYSE (such affirmative approval of each of the foregoing being referred to herein as the "Shareholder Approval"), and the Company shall use its best efforts to solicit its shareholders' approval of such matters and to cause the Board of Directors of the Company to recommend to the shareholders that they approve such matters. From and after the date hereof and prior to receipt of the Shareholder Approval, the Company shall not issue any securities (other than pursuant to contractual arrangements under which the Company is obligated as of the date hereof or convertible or exchangeable securities outstanding as of the date hereof, in each case in accordance with the terms in place on the date hereof).

                                   ARTICLE V
                TRANSFER AGENT INSTRUCTIONS; REMOVAL OF LEGENDS

     5.1. Issuance of Certificates. The Company will instruct its transfer agent to issue a certificate, registered in the name of each Investor or its nominee, for the respective Securities. All such certificates at issuance will bear the restrictive legend described in Section 2.8, except as otherwise specified in this Article V. In addition, the Company will issue irrevocable Transfer Agent Instructions (as defined herein) to the transfer agent in the form of Exhibit A hereto. The Company will not give to its transfer agent any instruction with respect to the Securities other than as contemplated by Article V and stop transfer instructions to give effect to Section 2.8 (prior to registration of the Securities under the Securities Act). Nothing in this Section will affect in any way the Investors' obligations and agreements set forth in Section 4.9 to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities.

     5.2. Unrestricted Securities. If, unless otherwise required by applicable state securities laws, (a) the Securities are sold under an effective registration statement filed under the Securities Act and such resale is made in accordance with said registration statement; (b) the Securities may be sold under Rule 144(k); (c) the Securities are sold or transferred under Rule 144 and the Investor delivers the 144 Documentation to the Company; (d) the Securities are sold or transferred in a transaction that meets the requirements of Rule 904 and complies with applicable local laws and regulations and the Investor delivers the 904 Documentation to the Company; or (e) in connection with a transfer other than in accordance with clauses (a), (b), (c) or (d), the Investor delivers the Other Exemption Documentation to the Company, then the Company will permit the transfer of the Securities, and the transfer agent will issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by such holder in accordance with the Transfer Agent Instructions. Notwithstanding anything herein to the contrary,
(i) the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement; provided that such pledge will not alter the provisions of this Article V with respect to the removal of restrictive legends, and (ii) any Investor that is a registered investment company may transfer shares to any other fund or account advised by such Investor's investment manager or its affiliates if the transferee is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) and agrees in writing to be bound by the terms hereof and the terms of the Registration Rights Agreement.

     5.3. Enforcement of Provision. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor by invalidating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article V will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Article that the Investor will be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                   ARTICLE VI
                 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

     The obligation of the Company under Article I of this Agreement is subject to the fulfillment at or before the Closing of each of the following conditions. These conditions are for the Company's benefit and may be waived by the Company in whole or in part at any time in its sole discretion. Without limitation, the Company may in its sole discretion proceed with the Closing with respect to each Investor as to whom each condition has been satisfied whether or not conditions have been satisfied as to other Investors:

     6.1. The Investors will have executed the Registration Rights Agreement and will have delivered such Registration Rights Agreement to the Company on or immediately prior to the Closing Date.

     6.2. The Investors will have delivered the purchase price for the Securities to the Company in accordance with this Agreement on the Closing Date.

     6.3. The representations and warranties of the Investors are true and correct in all material respects (except for representations and warranties that by their terms are qualified by materiality, which shall be true and correct in all respects) as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties must be correct as of such date), and the Investors will have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by the Investors at or prior to the Closing.

     6.4. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction has been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

     6.5. The aggregate purchase price of the Notes purchased at the first closing contemplated by the Note Purchase Agreement shall have been paid to the Company pursuant to the Escrow Agreement (as defined herein).

     6.6. The Shareholder Approval shall have been received with respect to each proposal other than the proposal respecting the approval of the issuance of certain options to the Company's employees.

     6.7. The Investors will have confirmed in writing to the Company that, as of the Closing Date and after giving effect to the consummation of the transactions contemplated herein, no Investor beneficially owns 10% or more of the outstanding shares of the Common Stock as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

                                  ARTICLE VII
              CONDITIONS TO EACH INVESTOR'S OBLIGATION TO PURCHASE

     The obligation of each Investor hereunder to purchase the Securities from the Company at the Closing is subject to the fulfillment at or before the Closing of each of the following conditions. These conditions are for each Investor's respective benefit and may be waived by such Investor at any time in its sole discretion:

     7.1. The Company will have executed the Registration Rights Agreement and will have delivered such Agreement to the Investor on or immediately prior to the Closing Date.

     7.2. The Company will have delivered to such Investor a duly executed certificate, against payment therefor, representing the Securities as specified in Section 1.1 on the Closing Date.

     7.3. The representations and warranties of the Company are true and correct in all material respects (except for representations and warranties that by their terms are qualified by materiality, which shall be true and correct in all respects) as of the date of this Agreement (except for representations and warranties that speak as of a specific date, which representations and warranties must be true and correct as of such date), and the Company must have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by the Company at or prior to the Closing.

     7.4. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction has been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

     7.5. Such Investor will have received an opinion of the Company's counsel, dated as of the Closing Date in form reasonably satisfactory to the Investors, addressing the matters set forth in Exhibit B hereto.

     7.6. The Company has delivered evidence reasonably satisfactory to the Investors of the Shareholder Approval of each proposal other than the proposal respecting the approval of the issuance of certain options to the Company's employees.

     7.7. The Notes purchased at the first closing contemplated by the Note Purchase Agreement have been delivered to the Note Investors pursuant to the Escrow Agreement.

     7.8. The irrevocable Transfer Agent Instructions, in substantially the form attached hereto as Exhibit A will have been delivered to the Company's transfer agent and acknowledged in writing by such transfer agent.

                                  ARTICLE VIII
                                  DEFINITIONS

     8.1. "Agreement" has the meaning set forth in the introduction to this Agreement.

     8.2. "Articles of Incorporation" has the meaning set forth in Section 3.3.

     8.3. "Bylaws" has the meaning set forth in Section 3.3.

     8.4. "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

     8.5. "CIM" has the meaning set forth in Section 2.4.

     8.6. "Claims" or "Claim" has the meaning set forth in Section 9.1.

     8.7. "Closing" means the closing of the purchase and sale of the Securities under this Agreement.

     8.8. "Closing Date" has the meaning set forth in Section 1.3.

     8.9. "Common Stock" has the meaning set forth in the Recitals.

     8.10. "Company" has the meaning set forth in the introduction to this Agreement.

     8.11. "Company Indemnified Person" has the meaning set forth in Section
9.2.

     8.12. "Company Permits" has the meaning set forth in Section 3.19.

     8.13. "Environmental Laws" has the meaning set forth in Section 3.14.

     8.14. "Escrow Agreement" means that certain Escrow Agreement, dated September 29, 2003, by and among the Company, Midwest Airlines, Inc., a Wisconsin corporation and wholly-owned subsidiary of the Company, Skyway Airlines, Inc., a Delaware corporation and wholly-owned subsidiary of Midwest, YX Properties, LLC, a Nebraska limited liability company and an indirect subsidiary of the Company, and the Note Investors.

     8.15. "Exchange Act" has the meaning set forth in Section 1.4.

     8.16. "Fund" has the meaning set forth in Section 10.12.

     8.17. "Indemnified Person" has the meaning set forth in Section 9.3.

     8.18. "Intellectual Property" has the meaning set forth in Section 3.9.

     8.19. "Investor Indemnified Persons" or "Investor Indemnified Person" has the meaning set forth in Section 9.1.

     8.20. "Investors" or "Investor" has the meaning set forth in the introduction to this Agreement.

     8.21. "Knowledge" means the actual knowledge of the executive officers of the Company, without independent investigation.

     8.22. "Material Adverse Effect" means (a) a material adverse effect on the assets, liabilities, financial condition or results of operations of the Company and its subsidiaries, taken as a whole or (b) any adverse effect on the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement or under the agreements or instruments to be entered into or filed in connection herewith.

     8.23. "Midwest" has the meaning set forth in the Recitals.

     8.24. "904 Documentation" has the meaning set forth in Section 2.7.

     8.25. "Note Investors" has the meaning set forth in the Recitals.

     8.26. "Note Purchase Agreement" has the meaning set forth in the Recitals.

     8.27. "Notes" has the meaning set forth in the Recitals.

     8.28. "NYSE" means the New York Stock Exchange.

     8.29. "144 Documentation" has the meaning set forth in Section 2.7.

     8.30. "Other Exemption Documentation" has the meaning set forth in Section 2.7.

     8.31. "Organizational Documents" means, with respect to a corporation, its charter as filed with the applicable state regulatory authority, including any amendment filed with respect thereto through the date hereof, and its by-laws, as the same may have been amended through the date hereof, and with respect to a limited liability company, its organizational filing made with the applicable state regulatory authority, as the same may have been amended through the date hereof, and its limited liability company agreement, operating agreement or other similar agreement, as the same may be amended through the date hereof.

     8.32. "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     8.33. "Placement Agent" has the meaning set forth in Section 2.12.

     8.34. "Plans" has the meaning set forth in Section 3.3.

     8.35. "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, by and among the Company and the Investors, in the form attached hereto as Exhibit C.

     8.36. "Regulation D" is defined in the Recitals.

     8.37. "Rights" means the Preferred Share Purchase Rights issued pursuant to the Rights Agreement.

     8.38. "Rights Agreement" means the Rights Agreement, dated February 14, 1996, as amended, between the Company and American Stock Transfer & Trust Company.

     8.39. "Rule 144" has the meaning set forth in Section 2.7.

     8.40. "Rule 904" has the meaning set forth in Section 2.7.

     8.41. "SEC" is defined in the Recitals.

     8.42. "SEC Documents" has the meaning set forth in Section 3.6.

     8.43. "Securities" means the Common Stock (including the associated Rights) sold pursuant to this Agreement.

     8.44. "Securities Act" is defined in the Recitals.

     8.45. "Shareholder Approval" has the meaning set forth in Section 4.13.

     8.46. "Short Sales" has the meaning set forth in Section 2.14.

     8.47. "Transfer Agent Instructions" means the transfer agent instructions as defined in Exhibit A.

     8.48. "Trust" has the meaning set forth in Section 10.12.

                                   ARTICLE IX
                                INDEMNIFICATION

     9.1. Indemnification of the Investors. In consideration of each Investor's execution and delivery of this Agreement and its acquisition of the Securities hereunder, the Company will indemnify and hold harmless each Investor, any directors or officers of such Investor and any person who controls such Investor within the meaning of the Securities Act or the Exchange Act or acts as such Investor's investment advisor (each, an "Investor Indemnified Person" and, collectively, "Investor Indemnified Persons") against any losses, claims, damages, expenses or liabilities (joint or several) (collectively, and together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened in respect thereof, "Claims" and each a "Claim") to which any of them become subject insofar as such Claims arise out of or are based upon (a) any breach of any representation or warranty made by the Company herein or (b) any breach of any covenant, agreement or obligation of the Company contained herein. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9.1 does not apply to amounts paid in settlement of any Claim if such settlement is made without the prior written consent of the Company, which consent will not be unreasonably withheld or delayed, and the Company will not be liable under this Agreement (including this Section 9.1) for any amount with respect to any Claim after the aggregate amount the Company has paid pursuant to this Section 9.1 with respect to all Claims equals an amount equal to the product of three (3) multiplied by the original aggregate purchase price of the Securities purchased on the Closing Date. This indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of the Investor Indemnified Persons.

     9.2. Indemnification of the Company. In consideration of the Company's execution and delivery of this Agreement and its sale of the Securities hereunder, each Investor will indemnify and hold harmless, severally and not jointly, to the same extent and in the same manner set forth in Section 9.1 above, the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each a "Company Indemnified Person") against any Claim to which any of them may become subject insofar as such Claim arises out of or is based upon (a) any breach of any representation or warranty made by such Investor herein or (b) any breach of any covenant, agreement or obligation of such Investor contained herein. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9.2 does not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent will not be unreasonably withheld, and no Investor will be liable under this Agreement (including this Section 9.2) for the amount of any Claim that exceeds the net proceeds actually received by such Investor as a result of the sale of such Investor's Registrable Securities. This indemnity will remain in full force and effect regardless of any investigation made by or on behalf of a Company Indemnified Person.

     9.3. Notification and Other Indemnification Procedures. Promptly after receipt by an Investor Indemnified Person or a Company Indemnified Person, as the case may be (each an "Indemnified Person") under this Article IX of notice of the commencement of any action (including any governmental action) by any person other than an Indemnified Person, such Indemnified Person will, if a Claim in respect thereof is to be made against any indemnifying party under this Article IX, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party may participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly given notice, assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties and the Indemnified Person. In that case, the indemnifying party will diligently pursue such defense. If, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Person and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action including the Indemnified Person and such Indemnified Person reasonably determines that there may be legal defenses available to such Indemnified Person that are different from or in addition to those available to the indemnifying party, then the Indemnified Person is entitled to assume such defense and may retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party (subject to the restrictions on settlement under Section 9.1 or 9.2, as applicable). However, the Company will pay for only one separate legal counsel for the Investors collectively, and such legal counsel will be selected in accordance with Section 11.12 of the Registration Rights Agreement. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action does not relieve an indemnifying party of any liability to an Indemnified Person under this Article IX, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

                                   ARTICLE X
                          GOVERNING LAW; MISCELLANEOUS

     10.1. Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of Wisconsin without regard to the principles of conflict of laws.

     10.2. Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     10.3. Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

     10.4. Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

     10.5. Entire Agreement; Amendments. This Agreement and the Registration Rights Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

     10.6. Notices. Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and will be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by facsimile, in each case addressed to a party. Any notice sent by courier (including a recognized overnight delivery service) will be deemed received one (1) Business Day after being sent. The addresses for such communications are:

      If to the Company:   Midwest Express Holdings, Inc.
                           6744 South Howell Avenue
                           Oak Creek, WI 53154
                           Attention: Robert S. Bahlman
                           Fax: (414) 570-9666

                           With a copy to:

                           Foley & Lardner
                           777 East Wisconsin Avenue, Suite 3700
                           Milwaukee, WI 53202
                           Attention: Patrick G. Quick, Esq.
                           Fax: (414) 297-4900

If to an Investor: To the address set forth immediately below such Investor's name on the signature pages hereto, with copies to the person(s) designated by such Investor on the Investor's signature page, if any.

Each party will provide written notice to the other parties of any change in its address.

     10.7. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and permitted assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors, and no Investor may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. Notwithstanding the foregoing, an Investor may assign all or part of its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Securities Act, without the consent of the Company so long as the affiliate is a "qualified institutional buyer" or an "institutional accredited investor" as defined in Section 2.2 and agrees in writing to be bound by this Agreement. This provision does not limit the Investor's right to transfer the Securities pursuant to the terms of this Agreement or to assign the Investor's rights hereunder to any such affiliate transferee pursuant to the terms of this Agreement. Notwithstanding the foregoing, any transferee who purchases the Securities in a public sale shall not have any rights under this Agreement.

     10.8. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity (except as specifically contemplated in Article IX); provided, however, that the provisions in Section 2.12 relating to acknowledgments regarding the Placement Agent are intended for the benefit of the Placement Agent.

     10.9. Survival. The representations and warranties of the Company set forth herein will survive for two (2) years following the Closing hereunder except that (a) if the obligation of the Company to maintain the effectiveness of the registration statement and keep current a prospectus thereunder extends beyond this two-year period, then such representations and warranties shall survive as long as such obligation exists and (b) the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4(a), 3.10, 3.16 and 3.19 shall survive indefinitely. The Company makes no representations or warranties in any oral or written information provided to Investors, other than the representations and warranties included herein.

     10.10. Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     10.11. No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     10.12. Mutual Fund. Certain Investors are registered investment companies entering into this Agreement solely on behalf of one or more of their mutual fund series (each, a "Fund"). With respect to all obligations of a Fund arising out of this Agreement, the Company will look for payment or satisfaction of any claim solely to the assets and property of the applicable Fund.

                                    * * * * *

     IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Agreement to be duly executed as of the date first above written.

                                   COMPANY:

                                   MIDWEST EXPRESS HOLDINGS, INC.


                                   By: /s/ Robert S. Bahlman
                                      ------------------------------------------
                                   Name:   Robert S. Bahlman
                                   Title:  Senior Vice President and
                                           Chief Financial Officer


                                   WIRE TRANSFER INSTRUCTIONS:

                                   Bank Name:  U.S. Bank, N.A.

                                   ABA Number:  075000022

                                   Account Number:  121727847

                                   Account Name:  Midwest Express Airlines, Inc.

                      [INVESTORS' SIGNATURE PAGES OMITTED]

                           OMNIBUS SIGNATURE PAGE TO
                         MIDWEST EXPRESS HOLDINGS, INC.
                         SECURITIES PURCHASE AGREEMENT

     The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other Investors and the Company to said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

                                   [NAME OF INVESTOR]

                                   Sign Name:
                                             -----------------------------------
                                   Print Name:
                                             -----------------------------------
                                   Title:
                                             -----------------------------------
                                   Address:
                                             -----------------------------------

                                             -----------------------------------

                                   Telephone:
                                             -----------------------------------

                                   Facsimile:
                                             -----------------------------------

                                   Number of Shares:
                                   Name in which Shares Are to Be Held
                                   (please print):

                                   --------------------------------------

                                   Aggregate Purchase Price:

                  SOCIAL SECURITY OR TAX ID NUMBER:
                                                    ----------------------

                                   EXHIBIT A

                           TRANSFER AGENT INSTRUCTIONS

                         MIDWEST EXPRESS HOLDINGS, INC.

                                _______ ___, 2003

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038
Attn:    Herbert J. Lemmer

     Re: Private Placement of 1,882,353 Shares of Common Stock
         -----------------------------------------------------

Ladies and Gentlemen:

     The Board of Directors of Midwest Express Holdings, Inc., a Wisconsin corporation (the "Company"), has authorized the issuance of 1,882,353 shares of the Company's common stock, par value $.01 per share (the "Shares"), to the parties set forth on the attached Exhibit I (the "Investors"), pursuant to that certain Securities Purchase Agreement, dated as of September 29, 2003 (the "Securities Purchase Agreement"), by and among the Company and the Investors.

     The Company's hereby authorizes and instructs you (provided that you are the transfer agent of the Company at such time) to issue (from authorized but unissued shares), countersign and register certificates representing the Shares in such names and in such share amounts as specified on the attached Exhibit I, and to cause such certificates to be delivered to the addresses specified on the attached Exhibit I. The closing of the purchase of the Shares will occur on _______ ___, 2003, and accordingly, the certificates should be dated as of such date. The certificates representing the Shares shall bear the legend set forth below:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS ("BLUE SKY LAWS"). THE HOLDER OF THIS CERTIFICATE MAY NOT TRANSFER THESE SECURITIES WITHOUT SUCH REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

     The Company further instructs you not to acknowledge or record the transfer of any Shares in the shareholder records of the Company or to issue certificates representing any Shares to any person or entity other than the transferor thereof unless the requirements set forth below are satisfied with respect to such Shares, in which case such Shares are to be transferred free from any restrictive legend (unless otherwise required by applicable state securities laws or the laws of any applicable foreign jurisdiction) and registered in such name and in such denominations as specified by the Investor in question:

          You receive written notice from the Company that a registration statement covering resales of the Shares has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), in the form attached hereto as Exhibit II, and written confirmation from the Investor in question that the resale of such Shares was made pursuant to such effective registration statement; or

          You receive written notice from the Company, accompanied by an opinion of counsel, that the sale of such Shares may be effected under Rule 144(k) of the Securities Act; or

          You receive written notice from the Company that the Company has received the 144 Documentation, the 904 Documentation or the Other Exemption Documentation (each as defined in the Securities Purchase Agreement) respecting the sale of such Shares.

     You are further instructed to notify the Secretary of the Company in writing of any request that you receive pertaining to the proposed transfer of any of the Shares.

     These instructions may not be rescinded or revoked other than by means of a communication signed by the Company and the Investor in whose name the Shares in question are registered.

     Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (414) 570-4001 or Patrick Quick of Foley & Lardner, our outside legal counsel, at (414) 297-5678.

                                    Very truly yours,

                                    MIDWEST EXPRESS HOLDINGS, INC.


                                    By:
                                        ----------------------------------------
                                        Robert S. Bahlman, Senior Vice President
                                          and Chief Financial Officer

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO

this ___ day of _______, 2003

American Stock Transfer & Trust Company

By:_______________________________
     Name:__________________________
     Title: __________________________


Enclosures

                                    EXHIBIT I
                                    ---------


                    LIST OF INVESTORS AND SHARES TO BE ISSUED

                          [LIST OF INVESTORS OMITTED]

                                   EXHIBIT II
                                   ----------

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038
Attn:    _____________________

     Re: Midwest Express Holdings, Inc.

Ladies and Gentlemen:

     We are counsel to Midwest Express Holdings, Inc., a Wisconsin corporation (the "Company"), and have represented the Company in connection with the Company negotiating and executing that certain Securities Purchase Agreement, dated as of September 29, 2003, by and among the investors named on the signature pages thereto (the "Investors") and the Company (the "Purchase Agreement"). Upon the terms and subject to the conditions of the Purchase Agreement, the Company has agreed to sell to the Investors 1,882,353 shares of the Company's common stock, par value $.01 per share (and, together with any associated Rights (as defined in the Purchase Agreement), the "Securities"). Pursuant to the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investors, dated as of September 29, 2003 (the "Registration Rights Agreement"), pursuant to which the Company agreed, among other things, to register the Securities under the Securities Act of 1933, as amended (the "Securities Act"). In connection with the Company's obligations under the Registration Rights Agreement, on _______ ___, 2003, the Company filed the Registration Statement on Form S-1 (File No. 333-_________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC"). The Registration Statement registers the Securities for resale under the Securities Act and names each of the Investors as a selling shareholder thereunder.

     In connection with the Registration Statement, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS], and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

                                          Very truly yours,

                                          [COMPANY'S COUNSEL]

                                          By:_____________________

     CC: [LIST NAMES OF INVESTORS]

                                   EXHIBIT B

           Matters to be Covered in Opinion of Counsel to the Company

1. Based solely on a certificate of the Wisconsin Department of Financial Institutions dated _______ ___, 2003, the Company is a corporation validly existing under the laws of the State of Wisconsin and has filed its most recent required annual report, and has not filed articles of dissolution with the Wisconsin Department of Financial Institutions.

2. The Company has all requisite corporate power and authority to execute and deliver the Transaction Documents and perform its obligations thereunder. The Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company.

3. Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms subject to applicable bankruptcy, fraudulent conveyance or transfer, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), except as enforceability of rights under the Transaction Documents to indemnity and contribution may be limited by law and except that we express no opinion as to the enforceability of such rights under the federal securities laws.

4. The execution and delivery of, and performance by the Company of its obligations under, the Transaction Documents do not (i) constitute a breach or violation of the organizational documents of the Company; (ii) to our knowledge, constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or other written instrument of the Company currently in effect that is attached as an exhibit to the SEC Documents; or (iii) to our knowledge, result in any violation of any order, judgment, injunction, decree or other restriction of any court or governmental authority which order, judgment, injunction, decree or other restriction is specifically applicable to the Company.

5. The Shares to be issued to the Investors pursuant to the Purchase Agreement have been duly authorized and, when issued and paid for in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable (except as otherwise provided by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law).

6. The issuance and sale of the Shares under the circumstances contemplated by the Purchase Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant Section 4(2) of the Securities Act.

                                    EXHIBIT C

                          Registration Rights Agreement


See attached Exhibit 4.8 to this Current Report on Form 8-K.

                                  Schedule 3.7
                                  ------------

     On September 25, 2003, the Milwaukee Journal Sentinel published a news article, titled "Midwest Airlines won't fly with Eagle: Shared ticket agreement to lapse," reporting that Midwest's codeshare agreement with American Eagle will terminate in February 2004. The Company plans to file a press release to acknowledge that the codeshare agreement with American Eagle will terminate and indicate that the Company believes this arrangement will generate revenue in fiscal 2003 that constitutes less than 1/2 of 1% of the Company's consolidated 2002 revenue.